The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, the Depositor, any underwriters or any dealers participating in this offering will arrange to send you the prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

Free Writing Prospectus dated June 9, 2006

Popular ABS Mortgage Pass-Through Trust,
Series 2006-C
Issuing Entity

$285,464,000
(Approximate, Subject to +/- 5% Variance)

Marketing Materials

Popular ABS, Inc.
Depositor

Equity One, Inc.
Servicer and Sponsor

Popular Mortgage Servicing, Inc.
Subservicer

RBS GREENWICH CAPITAL	DEUTSCHE BANK SECURITIES
Co-Lead Underwriters

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, the Depositor, any underwriters or any dealers participating in this offering will arrange to send you the prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and is not an offer to sell or the solicitation of an offer to purchase these securities nor will there be any sale of these securities, in any jurisdiction where an offer, solicitation or sale is not permitted. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determined that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
James Raezer	(203) 618-6030
Michael McKeever	(203) 618-2237
Sean Curran	(203) 618-2426

Trading
Ron Weibye	(203) 625-6160
Peter McMullin	(203) 625-6160

Analytics
John D’Elisa (Modeling)	(203) 618-5605
Dan O’Connor (Collateral)	(203) 618-6113

Rating Agency Contacts

Standard & Poor’s
Erik Lukacsko	(212) 438-2534

Moody’s
Jason Shi	(201) 915-8795

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 4
Preliminary Marketing Materials	June 9, 2006

Popular ABS Mortgage Pass-Through Trust,
Series 2006-C

Class(1)	Principal Balance ($)	WAL (Years) Call/Mat (4)	Payment Window (Mths) Call/Mat(4)	Expected Rating (S&P/Moody’s)	Interest Type	Principal Type
A-1	$117,128,000	0.83/0.83	1-21/1-21	AAA/Aaa	Floating(2,3)	Senior Sequential
A-2	$29,258,000	2.00/2.00	21-28/21-28	AAA/Aaa	Floating(2,3)	Senior Sequential
A-3	$49,187,000	3.50/3.50	28-71/28-71	AAA/Aaa	Floating(2,3)	Senior Sequential
A-4	$24,211,000	7.44/9.27	71-95/71-219	AAA/Aaa	Floating(2,3)	Senior Sequential
M-1	$31,635,000	5.33/5.93	41-95/41-194	AA/Aa2	Floating(2,3)	Subordinate
M-2	$17,625,000	5.23/5.79	39-95/39-173	A/A2	Floating(2,3)	Subordinate
M-3	$3,766,000	5.21/5.73	39-95/39-155	A-/A3	Floating(2,3)	Subordinate
M-4	$5,122,000	5.20/5.68	38-95/38-150	BBB+/Baa1	Floating(2,3)	Subordinate
M-5	$3,163,000	5.19/5.64	38-95/38-142	BBB/Baa2	Floating(2,3)	Subordinate
M-6	$4,369,000	5.19/5.59	38-95/38-136	BBB-/Baa3	Floating(2,3)	Subordinate
B-1	$3,917,000	Not Publicly Offered		BB+/Ba1	Floating	Subordinate
B-2	$6,327,000	Not Publicly Offered		BB-/NR	Floating	Subordinate
Total:	$295,708,000

(1)
The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Certificates are backed by cash flows from the Mortgage Loans (as defined herein). The principal balance of each Class of Offered Certificates (as defined herein) is subject to a 5% variance.

(2)
The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates are priced to call. The margin on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be multiplied by 2 and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Certificates will be multiplied by 1.5 on any Distribution Date (as defined herein) after the Optional Termination (as defined herein) may be first exercised.

(3)	See “Net WAC Cap” herein.
(4)	See “Pricing Prepayment Speed” herein.

Depositor:	Popular ABS, Inc.

Servicer:	Equity One, Inc. (“Equity One”), an indirect subsidiary of Popular, Inc.

Subservicer:	Popular Mortgage Servicing, Inc.

Lead Underwriters:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”) and Deutsche Bank Securities Inc. (“Deutsche Bank Securities”).

Trustee/Custodian:	JPMorgan Chase Bank, N.A.

Swap Counterparty:	[TBD].

Offered Certificates:
The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are collectively referred to herein as the “Senior Certificates”, “Class A” or “Class A Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates are collectively referred to herein as the “Offered Subordinate Certificates.” The Class B-1 and Class B-2 Certificates are collectively referred to herein as the “Non-Offered Subordinate Certificates.” The Offered Subordinate Certificates and the Non-Offered Subordinate Certificates are together referred to herein as the “Subordinate Certificates.” The Senior Certificates and Offered Subordinate Certificates are collectively referred to herein as the “Offered Certificates.” The Class B-1 and Class B-2 Certificates will not be offered publicly.

Federal Tax Status:	It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	June 1, 2006.

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 5
Preliminary Marketing Materials	June 9, 2006

Expected Pricing Date:	On or about June [13], 2006.

Expected Closing Date:	On or about June 28, 2006.

Expected Settlement Date:	On or about June 28, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in July 2006.

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Offered Certificates and Non-Offered Subordinate Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
The Offered Certificates may be eligible for acquisition by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Plans”) provided the acquisition and holding of such offered certificates is eligible for the exemptive relief available under one of the class exemptions described in the prospectus supplement under “ERISA Considerations”

SMMEA Eligibility:	The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:	With respect to each Distribution Date, the Servicer will be entitled to 1/12 of 0.50% of the aggregate principal balance of the Mortgage Loans.

Trustee Fee:	With respect to each Distribution Date, the Trustee will be entitled 1/12 of 0.02% of the aggregate principal balance of the Mortgage Loans.

Optional Termination:
The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Offered Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment	The Offered Certificates will be priced based on the following collateral prepayment assumptions:
Speed:	FRM Loans:	100% PPC	(100% PPC: 20.00% HEP)
	ARM Loans:	100% PPC	(100% PPC: 28.00% CPR)

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $301,281,346, of which: (i) approximately $83,770,843 consisted of fixed-rate, first lien mortgage loans (the “Fixed Rate Mortgage Loans”) and (ii) approximately $217,510,503 consisted of adjustable-rate, first lien mortgage loans (the “Adjustable Rate Mortgage Loans”). The Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans are collectively referred herein as the “Mortgage Loans”. See the attached collateral descriptions for additional information on the Mortgage Loans.

It is anticipated that on the Closing Date, the characteristics of the Mortgage Loans as of the Cut-Off Date will be substantially similar to the characteristics of the Mortgage Loans as described and shown herein. The aggregate principal balance of the Mortgage Loans is expected to be subject to an increase or decrease of up to 5%.

Pass-Through Rate:	The “Pass-Through Rate” on each class of Offered Certificates and Non-Offered Subordinate Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Cap.

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 6
Preliminary Marketing Materials	June 9, 2006

Formula Rate:	The “Formula Rate” for each class of Offered Certificates and Non-Offered Subordinate Certificates will be equal to the lesser of (i) One Month LIBOR plus the margin for such class and (ii) 14.00%.

Adjusted Net Mortgage Rate:
The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee rate, (ii) the Trustee Fee rate and (iii) on any Distribution Date on and after the Distribution Date in July 2016 (the 121st Distribution Date), if the aggregate principal balance of the Mortgage Loans having 40-year original terms to maturity is greater than the aggregate principal balance set forth in the Final Maturity Reserve Fund Schedule for that Distribution Date, the Final Maturity Reserve Fund Addition Rate.

Net WAC Cap:
The “Net WAC Cap” with respect to each Distribution Date is an annual rate equal to the product of (1) the excess, if any, of (a) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans as of the first day of the related due period over (b) the percentage equivalent of the quotient of (i) the product of (A) any Net Swap Payment and Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Counterparty Trigger Event) owed to the Swap Counterparty for that Distribution Date multiplied by (B) 12, divided by (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the related due period, and (2) the quotient of 30 divided by the actual number of days in the Interest Accrual Period.

Net WAC Cap Carryover Amount:
If on any Distribution Date the Pass-Through Rate for a class of the Offered Certificates or the Non-Offered Subordinate Certificates is limited by the related Net WAC Cap, the “Net WAC Cap Carryover Amount” for such class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Cap and (ii) the unpaid portion of any related Net WAC Cap Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate. Any Net WAC Cap Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:	Consists of the following: 1. Excess Cashflow; 2. Overcollateralization Amount; 3. Subordination; and 4. Swap Agreement.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under the “Priority of Payments.”

Overcollateralization Amount:
The “Overcollateralization Amount” (or “O/C”) is equal to the excess of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate principal balance of the Offered Certificates and Non-Offered Subordinate Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 1.85% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On each Distribution Date, Excess Cashflow and amounts deposited in the Swap Account, if any, will be used to maintain O/C at the Targeted Overcollateralization Amount.

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 7
Preliminary Marketing Materials	June 9, 2006

Targeted Overcollateralization Amount:
Prior to the Stepdown Date, the “Targeted Overcollateralization Amount” is equal to the sum of (a) approximately 1.85% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (b) the Aggregate Class B Early Distribution Amount, and (c) the aggregate amount of principal paid to the Offered Certificates and Non-Offered Certificates pursuant to clause 7) of “Priority of Payments” on all prior Distribution Dates.

On or after the Stepdown Date, the Targeted Overcollateralization Amount is the lesser of (a) the amount described in the preceding paragraph and (b) the greater of (i) the sum of (X) the excess of (x) approximately 10.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the related due period over (y) the excess of (I) the aggregate principal balance of the Class B-1 and Class B-2 Certificates as of the Closing Date over (II) the aggregate of distributions made in respect of principal to the Class B-1 and Class B-2 Certificates on all prior Distribution Dates and (Y) the aggregate amount of principal paid to the Class A Certificates and the Offered Subordinate Certificates pursuant to clause 7) of “Priority of Payments” on all prior Distribution Dates and (ii) approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. However, if a Trigger Event has occurred on the related Distribution Date, the Targeted Overcollateralization Amount shall be equal to the Targeted Overcollateralization Amount for the previous Distribution Date (after taking into account (i) any distributions of principal made with respect to the Class B-1 and Class B-2 Certificates pursuant to clauses 5) and 6) of “Priority of Payments” on the prior Distribution Date and (ii) any distributions of principal made with respect to the Offered Certificates and Non-Offered Certificates pursuant to clause 7) of “Priority of Payments” on the prior Distribution Date).

Overcollateralization Deficiency Amount
The “Overcollateralization Deficiency Amount” on any Distribution Date is the excess, if any, of (1) the Targeted Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date, calculated for this purpose after taking into account the balance reduction on that Distribution Date of the aggregate principal balances of the Offered Certificates and Non-Offered Subordinate Certificates resulting from the payment of principal pursuant to clause 2) under the “Priority of Payments” but prior to taking into account any applied Realized Losses on that Distribution Date.

Overcollateralization Release Amount:
The “Overcollateralization Release Amount” on any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, is the lesser of (1) the principal remittance amount for that Distribution Date and (2) the excess, if any, of (a) the Overcollateralization Amount for that Distribution Date, assuming that 100% of the principal remittance amount is applied as a principal payment on the Certificates on that Distribution Date, over (b) the Targeted Overcollateralization Amount for that Distribution Date. With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Remaining Overcollateralization Release Amount:
The “Remaining Overcollateralization Release Amount” on any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect is the lesser of (a) the Excess Cashflow remaining after the distributions set forth in clauses (3) and (4) of the “Priority of Payments” and (b) the Overcollateralization Release Amount. With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Remaining Overcollateralization Release Amount will be zero.

Remaining Excess Interest:
The “Remaining Excess Interest” on any Distribution Date is the excess, if any, of (a) the Excess Cashflow remaining after the distributions set forth in clauses (3) and (4) of the “Priority of Payments” over (b) the Remaining Overcollateralization Release Amount.

Stepdown Date:
The earlier to occur of

1.    the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and

2.    the later to occur of
a.    the Distribution Date occurring in July 2009; and
b.    the first Distribution Date on which the Senior Enhancement Percentage  is greater than or equal to 54.10%.

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 8
Preliminary Marketing Materials	June 9, 2006

Aggregate Class B Early Distribution Amount:
As of any Distribution Date, the aggregate sum of all amounts paid to the Class B-1 and Class B-2 Certificates on prior Distribution Dates from Remaining Overcollateralization Amount and Remaining Excess Interest pursuant to clauses 5) and 6) of “Priority of Payments”.

Senior Enhancement Percentage:
The “Senior Enhancement Percentage” for a Distribution Date is equal to (a) the sum of (i) the aggregate principal balance of the Subordinate Certificates and (ii) the Overcollateralization Amount, in each case before taking into account any payments of principal to the Certificates on that Distribution Date divided by (b) the aggregate principal balance of the Mortgage Loans as of the last day of the due period.

Expected Credit	Initial Credit Support			Expected Credit Support
Support	On Closing Date			On or After Stepdown Date
Percentages:	Class	Ratings (S/M)	Percent	Class	Ratings (S/M)	Percent
	Class A	AAA/Aaa	27.05%	Class A	AAA/Aaa	54.10%
	Class M-1	AA/Aa2	16.55%	Class M-1	AA/Aa2	33.10%
	Class M-2	A/A2	10.70%	Class M-2	A/A2	21.40%
	Class M-3	A-/A3	9.45%	Class M-3	A-/A3	18.90%
	Class M-4	BBB+/Baa1	7.75%	Class M-4	BBB+/Baa1	15.50%
	Class M-5	BBB/Baa2	6.70%	Class M-5	BBB/Baa2	13.40%
	Class M-6	BBB-/Baa3	5.25%	Class M-6	BBB-/Baa3	10.50%
	Class B-1	BB+/Ba1	3.95%	Class B-1	BB+/Ba1	7.90%
	Class B-2	BB-/NR	1.85%	Class B-2	BB-/NR	3.70%

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the six month rolling average 60+ delinquency percentage equals or exceeds [29.57]% of the current Senior Enhancement Percentage or (ii) cumulative realized losses as a percentage of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date Occurring In	Percentage
July 2009 - June 2010	[1.65]% for the first month plus an additional 1/12th of [2.10]% for each month thereafter.
July 2010 - June 2011	[3.75]% for the first month plus an additional 1/12th of [2.15]% for each month thereafter.
July 2011- June 2012	[5.90]% for the first month plus an additional 1/12th of [1.75]% for each month thereafter.
July 2012 - June 2013	[7.65]% for the first month plus an additional 1/12th of [1.00]% for each month thereafter.
July 2013 - June 2014	[8.65]% for the first month plus an additional 1/12th of [0.10]% for each month thereafter.
July 2014 and thereafter	[8.75]%.

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance of such Mortgage Loan. The amount of such difference is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by any Excess Cashflow, second by any amounts distributed to certificateholders from the Swap Account and third by the reduction of the Overcollateralization Amount. Following the reduction of the Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class B-2 Certificates, then to the Class B-1 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Class A Certificates.

Priority of Payments:
Available funds from the Mortgage Loans will be distributed as follows:

1)    Interest funds, as follows: first, trustee fees, servicing fees, certain indemnities and other reimbursable amounts and any Final Maturity Reserve Fund Additions, second, to the Swap Account in an amount equal to any monthly payment owed to the Swap Counterparty (not including any Swap Termination Payments due to a Swap Counterparty’s Default), if any, third, monthly and unpaid interest to the Senior Certificates pro rata, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth monthly interest to the Class B-1 Certificates and eleventh monthly interest to the Class B-2 Certificates.

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 9
Preliminary Marketing Materials	June 9, 2006

2)    Principal funds, as follows: monthly principal to the Senior Certificates as described under “Principal Paydown”, then monthly principal to the Class M-1 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-2 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-3 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-4 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-5 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-6 Certificates as described under “Principal Paydown”, then monthly principal to the Class B-1 Certificates as described under “Principal Paydown” and lastly, monthly principal to the Class B-2 Certificates as described under “Principal Paydown.”

3)    Excess Cashflow in the following order:

a)    any remaining unpaid interest to the Senior Certificates pro rata.
b)    as principal to the Offered Certificates and Non-Offered Subordinate Certificates to build or maintain O/C as described under “Principal Paydown”.
c)    any previously unpaid interest to the Class M-1 Certificates.
d)    any unpaid applied Realized Loss amount to the Class M-1 Certificates.
e)    any previously unpaid interest to the Class M-2 Certificates.
f)    any unpaid applied Realized Loss amount to the Class M-2 Certificates.
g)   any previously unpaid interest to the Class M-3 Certificates.
h)   any unpaid applied Realized Loss amount to the Class M-3 Certificates.
i)     any previously unpaid interest to the Class M-4 Certificates.
j)     any unpaid applied Realized Loss amount to the Class M-4 Certificates.
k)    any previously unpaid interest to the Class M-5 Certificates.
l)     any unpaid applied Realized Loss amount to the Class M-5 Certificates.
m)   any previously unpaid interest to the Class M-6 Certificates.
n)    any unpaid applied Realized Loss amount to the Class M-6 Certificates.
o)    any previously unpaid interest to the Class B-1 Certificates.
p)    any unpaid applied Realized Loss amount to the Class B-1 Certificates.
q)    any previously unpaid interest to the Class B-2 Certificates.
r)     any unpaid applied Realized Loss amount to the Class B-2 Certificates.

4)    Any remaining Excess Cashflow to pay any unpaid Net WAC Cap Carryover Amount payable to the Offered Certificates and Non-Offered Subordinate Certificates, pro rata, based upon the related unpaid Net WAC CAP Carryover Amount (before taking into account payments from the Swap Account).

5)    Any remaining Excess Cashflow to pay the Remaining Overcollateralization Release Amount sequentially to the Class B-2 as principal until its principal balance has been reduced to zero and to the Class B-1 as principal until its principal balance has been reduced to zero.

6)    Any remaining Excess Cashflow to pay the Remaining Excess Interest sequentially to the Class B-2 as principal until its principal balance has been reduced to zero and the Class B-1 as principal until its principal balance has been reduced to zero.

7)    Any remaining Excess Cashflow, on each Distribution Date on and after the Distribution Date in July 2026 (the 241st Distribution Date), if the aggregate principal balance of the Mortgage Loans having 40-year original terms to maturity as of the end of the related due period is (i) greater than the Overcollateralization Amount (calculated after taking into account all payments of principal on such Distribution Date) and (ii) less than the aggregate principal balance set forth in the Final Maturity Reserve Fund Schedule (as defined herein) for that Distribution Date, to pay principal sequentially in the following order of priority: i) to the Class A-1 Certificates, ii) to the Class A-2 Certificates, iii) to the Class A-3 Certificates, iv) to the Class A-4 Certificates, v) to the Class M-1 Certificates, vi) to the Class M-2 Certificates, vii) to the Class M-3 Certificates, viii) to the Class M-4 Certificates, ix) to the Class M-5 Certificates, x) to the Class M-6 Certificates, xi) to the Class B-1 Certificates, and then xii) to the Class B-2 Certificates, in each case until the respective principal balances thereof have been reduced to zero.

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Preliminary Marketing Materials	June 9, 2006

8)    To the Swap Counterparty, any Swap Termination Payments due to a swap counterparty default.

9)    Any remaining Excess Cashflow to the non-offered certificates (other than the Class B-1 and Class B-2 Certificates) as described in the pooling agreement.

Principal Paydown:
1)    Prior to the Stepdown Date or if a Trigger Event is in effect, principal will be paid sequentially in numerical order, to the Senior Certificates; provided, however, that if the sum of (1) the aggregate of the class certificate balances of the Subordinate Certificates and (2) the Overcollateralization Amount is reduced to zero, the Senior Certificates will be paid pro rata. After the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class B-1 Certificates and then viii) the Class B-2 Certificates, in each case until the respective class certificate balances thereof have been reduced to zero.

2)    On or after the Stepdown Date and if a Trigger Event is not in effect, all of the Offered Certificates and the Class B-1 and Class B-2 Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates sequentially in numerical order, such that the Senior Certificates will have at least 54.10% credit enhancement; provided, however, that if the sum of (1) the aggregate of the class certificate balances of the Subordinate Certificates and (2) the Overcollateralization Amount is reduced to zero, the Senior Certificates will be paid pro rata, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 33.10% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 21.40% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 18.90% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 15.50% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 13.40% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 10.50% credit enhancement, eighth to the Class B-1 Certificates such that the Class B-1 Certificates will have at least 7.90% credit enhancement and ninth, to the Class B-2 Certificates such that the Class B-2 Certificates will have at least 3.70% credit enhancement (subject, in each case, to any overcollateralization floors).

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 11
Preliminary Marketing Materials	June 9, 2006

Swap Account:
Funds on deposit in the Swap Account will include:
1)  the net swap payments owed to the Swap Counterparty for such Distribution Date,
2)  any net swap payments received from the Swap Counterparty for such Distribution Date, and
3)  any Swap Termination Payments.

On each Distribution Date, following the distribution of Excess Cashflow, payments shall be distributed from the Swap Account as follows:
(i)           to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date;
(ii)          to the Swap Counterparty, any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty trigger event pursuant to the Swap Agreement;
(iii)         to the Class A Certificates, pro-rata, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Certificates, in that order, any monthly interest to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the “Priority of Payments”;
(iv)        as principal to the Offered Certificates and Non-Offered Subordinate Certificates, any Overcollateralization Deficiency Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3)(b) of the “Priority of Payments” to be distributed as described under “Principal Paydown;”
(v)          to the Offered Certificates and Non-Offered Subordinate Certificates, pro rata, any unpaid Net WAC Cap Carryover Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (4) of the “Priority of Payments”;
(vi)         sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Certificates, in that order, to pay any unpaid applied Realized Loss amounts to such class to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the “Priority of Payments”; and
(vii)        any remaining amounts in the Swap Account to the non-offered certificates (other than the Class B-1 and Class B-2 Certificates) as described in the pooling agreement.

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 12
Preliminary Marketing Materials	June 9, 2006

Final Maturity Reserve Fund:
On each Distribution Date on and after the Distribution Date in July 2016 (the 121st Distribution Date), if the aggregate principal balance of the Mortgage Loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in the table below (the “Final Maturity Reserve Fund Schedule”), for that Distribution Date, a portion of the interest funds equal to 1/12 of [0.08]% (the “Final Maturity Reserve Fund Addition Rate”) of the total principal balance of the Mortgage Loans, to the extent available after payment of certain fees and expenses of the Issuing Entity but before payment of interest on the Offered Certificates and Non-Offered Certificates (the “Final Maturity Reserve Fund Additions”), will be deposited in the Final Maturity Reserve Fund maintained by the Trustee. On the earlier of (i) the final scheduled distribution date and (ii) the termination of the issuing entity, any amounts on deposit in the Final Maturity Reserve Fund will be applied as payment of principal or interest with respect to the Offered Certificates and Non-Offered Certificates.

Period	Notional Balance ($)	Period	Notional Balance ($)	Period	Notional Balance ($)	Period	Notional Balance ($)
121	14,715,426.53	181	6,345,658.16	241	2,675,466.58	301	1,079,517.94
122	14,512,312.51	182	6,256,371.34	242	2,636,472.13	302	1,062,683.33
123	14,311,954.60	183	6,168,303.27	243	2,598,015.44	303	1,046,085.12
124	14,114,315.59	184	6,081,437.45	244	2,560,089.20	304	1,029,720.09
125	13,919,358.78	185	5,995,757.64	245	2,522,686.23	305	1,013,585.06
126	13,727,048.00	186	5,911,247.80	246	2,485,799.41	306	997,676.89
127	13,537,347.51	187	5,827,892.10	247	2,449,421.75	307	981,992.48
128	13,350,222.08	188	5,745,674.92	248	2,413,546.34	308	966,528.78
129	13,165,636.97	189	5,664,580.88	249	2,378,166.35	309	951,282.78
130	12,983,557.88	190	5,584,594.78	250	2,343,275.06	310	936,251.49
131	12,803,950.99	191	5,505,701.63	251	2,308,865.83	311	921,431.99
132	12,626,782.93	192	5,427,886.64	252	2,274,932.13	312	906,821.38
133	12,452,020.77	193	5,351,135.23	253	2,241,467.49	313	892,416.81
134	12,279,632.03	194	5,275,433.02	254	2,208,465.54	314	878,215.46
135	12,109,584.68	195	5,200,765.80	255	2,175,920.01	315	864,214.56
136	11,941,847.12	196	5,127,119.57	256	2,143,824.68	316	850,411.37
137	11,776,388.14	197	5,054,480.52	257	2,112,173.46	317	836,803.18
138	11,613,177.00	198	4,982,835.01	258	2,080,960.30	318	823,387.32
139	11,452,183.34	199	4,912,169.61	259	2,050,179.25	319	810,161.18
140	11,293,377.23	200	4,842,471.05	260	2,019,824.44	320	797,122.15
141	11,136,729.12	201	4,773,726.24	261	1,989,890.08	321	784,267.67
142	10,982,209.89	202	4,705,922.28	262	1,960,370.47	322	771,595.21
143	10,829,790.78	203	4,639,046.43	263	1,931,259.95	323	759,102.30
144	10,679,443.43	204	4,573,086.13	264	1,902,552.98	324	746,786.47
145	10,531,139.88	205	4,508,028.98	265	1,874,244.06	325	734,645.29
146	10,384,852.51	206	4,443,862.76	266	1,846,327.79	326	722,676.39
147	10,240,554.11	207	4,380,575.41	267	1,818,798.83	327	710,877.38
148	10,098,217.82	208	4,318,155.03	268	1,791,651.91	328	699,245.97
149	9,957,817.12	209	4,256,589.88	269	1,764,881.84	329	687,779.83
150	9,819,325.89	210	4,195,868.38	270	1,738,483.50	330	676,476.72
151	9,682,718.33	211	4,135,979.11	271	1,712,451.82	331	665,334.40
152	9,547,969.00	212	4,076,910.79	272	1,686,781.83	332	654,350.67
153	9,415,052.80	213	4,018,652.32	273	1,661,468.59	333	643,523.35
154	9,283,944.97	214	3,961,192.71	274	1,636,507.27	334	632,850.30
155	9,154,621.08	215	3,904,521.17	275	1,611,893.07	335	622,329.40
156	9,027,057.04	216	3,848,626.99	276	1,587,621.27	336	611,958.58
157	8,901,229.07	217	3,793,499.67	277	1,563,687.21	337	601,735.76
158	8,777,113.72	218	3,739,128.81	278	1,540,086.29	338	591,658.92
159	8,654,687.84	219	3,685,504.17	279	1,516,813.98	339	581,726.07
160	8,533,928.63	220	3,632,615.62	280	1,493,865.82	340	571,935.21
161	8,414,813.54	221	3,580,453.21	281	1,471,237.37	341	562,284.41
162	8,297,320.39	222	3,529,007.09	282	1,448,924.30	342	552,771.74
163	8,181,427.23	223	3,478,267.56	283	1,426,922.31	343	543,395.31
164	8,067,112.47	224	3,428,225.04	284	1,405,227.16	344	534,153.25
165	7,954,354.77	225	3,378,870.08	285	1,383,834.68	345	525,043.70
166	7,843,133.08	226	3,330,193.37	286	1,362,740.74	346	516,064.86
167	7,733,426.66	227	3,282,185.72	287	1,341,941.27	347	507,214.92
168	7,625,215.02	228	3,234,838.05	288	1,321,432.27	348	498,492.12
169	7,518,477.97	229	3,188,141.42	289	1,301,209.78	349	489,894.70
170	7,413,195.56	230	3,142,087.01	290	1,281,269.89	350	481,420.95
171	7,309,348.15	231	3,096,666.11	291	1,261,608.76	351	473,069.16
172	7,206,916.33	232	3,051,870.12	292	1,242,222.58	352	464,837.66
173	7,105,880.98	233	3,007,690.58	293	1,223,107.60	353	456,724.80
174	7,006,223.21	234	2,964,119.13	294	1,204,260.14	354	448,728.93
175	6,907,924.40	235	2,921,147.52	295	1,185,676.53	355	440,848.45
176	6,810,966.19	236	2,878,767.61	296	1,167,353.20	356	433,081.78
177	6,715,330.44	237	2,836,971.39	297	1,149,286.58	357	425,427.35
178	6,620,999.29	238	2,795,750.93	298	1,131,473.17	358	417,883.61
179	6,527,955.08	239	2,755,098.43	299	1,113,909.53	359	410,449.03
180	6,436,180.43	240	2,715,006.18	300	1,096,592.24	360	403,122.13

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 13
Preliminary Marketing Materials	June 9, 2006

Swap Agreement:
On the Closing Date, the Trustee will enter into the “Swap Agreement” with Notional Balance as shown in the Swap Schedule herein. Under the Swap Agreement, a separate trust held by the trustee of the issuing entity (the “External Trust”) will be obligated to pay an amount equal to [5.390%] per annum (subject to a 5% variance on the Notional Balance as set forth in the Swap Agreement to the Swap Counterparty (on a 30/360 basis) and the External Trust will be entitled to receive an amount equal to one-month LIBOR on the Notional Balance as set forth in the Swap Agreement from the Swap Counterparty (on an actual/360 basis), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Swap Agreement, the External Trust or the Swap Counterparty may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a swap termination is paid, and if it is not used to get a successor Swap Counterparty, the net swap payment that would normally be paid to the External Trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the waterfall above, until the expiration of the original swap term or a successor Swap Counterparty is assigned. In the event that the External Trust is required to make a Swap Termination Payment, only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Counterparty, payments generally will be paid prior to distributions to Certificateholders. The Swap Agreement will terminate after the Distribution Date in July 2013.

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 14
Preliminary Marketing Materials	June 9, 2006

Swap Agreement (continued):	Period	Notional Balance ($)	Swap Strike (%)	Period	Notional Balance ($)	Swap Strike (%)
	1	301,281,346.02	5.390	48	39,699,609.45	5.390
	2	294,169,892.26	5.390	49	38,787,349.77	5.390
	3	287,101,693.74	5.390	50	37,896,306.66	5.390
	4	280,070,194.53	5.390	51	37,025,975.29	5.390
	5	273,069,903.99	5.390	52	36,175,863.21	5.390
	6	266,097,058.96	5.390	53	35,345,490.04	5.390
	7	259,148,332.65	5.390	54	34,534,387.14	5.390
	8	252,221,506.61	5.390	55	33,742,097.36	5.390
	9	245,315,471.53	5.390	56	32,968,174.72	5.390
	10	238,513,344.11	5.390	57	32,212,184.11	5.390
	11	231,902,638.76	5.390	58	31,405,687.83	5.390
	12	225,478,890.54	5.390	59	30,454,758.78	5.390
	13	219,236,718.16	5.390	60	27,352,386.99	5.390
	14	213,170,897.44	5.390	61	24,765,063.35	5.390
	15	207,276,356.61	5.390	62	24,233,239.84	5.390
	16	201,548,171.89	5.390	63	23,712,646.46	5.390
	17	195,981,563.07	5.390	64	23,203,048.55	5.390
	18	190,571,889.32	5.390	65	22,704,216.31	5.390
	19	185,314,645.05	5.390	66	22,215,924.73	5.390
	20	180,205,455.92	5.390	67	21,737,953.47	5.390
	21	175,240,075.02	5.390	68	21,270,086.74	5.390
	22	169,906,940.56	5.390	69	20,812,113.27	5.390
	23	162,435,772.33	5.390	70	20,363,826.13	5.390
	24	69,599,065.48	5.390	71	19,925,022.73	5.390
	25	67,985,188.25	5.390	72	19,495,504.65	5.390
	26	66,409,417.03	5.390	73	19,075,077.64	5.390
	27	64,870,827.27	5.390	74	18,663,551.43	5.390
	28	63,368,517.61	5.390	75	18,260,739.75	5.390
	29	61,901,609.25	5.390	76	17,866,460.16	5.390
	30	60,469,245.41	5.390	77	17,480,534.05	5.390
	31	59,070,590.70	5.390	78	17,102,786.49	5.390
	32	57,704,830.62	5.390	79	16,733,046.20	5.390
	33	56,371,170.97	5.390	80	16,371,145.46	5.390
	34	55,068,837.38	5.390	81	16,016,920.03	5.390
	35	53,797,074.75	5.390	82	15,670,209.10	5.390
	36	52,555,146.78	5.390	83	15,330,855.19	5.390
	37	51,292,549.20	5.390	84	14,998,704.09	5.390
	38	50,109,706.16	5.390	85	14,673,604.81	5.390
	39	48,954,548.84	5.390	86	N/A	N/A
	40	47,826,412.86	5.390
	41	46,724,650.31	5.390
	42	45,648,629.32	5.390
	43	44,597,733.63	5.390
	44	43,571,362.19	5.390
	45	42,568,928.80	5.390
	46	41,589,861.71	5.390
	47	40,633,603.24	5.390

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 15
Preliminary Marketing Materials	June 9, 2006

Aggregate Mortgage Loan Statistics
As of June 1, 2006

		Minimum	Maximum
Scheduled Principal Balance	$301,281,346	$16,873	$848,945
Average Scheduled Principal Balance	$169,069
Number of Mortgage Loans	1,782

Weighted Average Gross Coupon	8.400%	6.000%	11.630%
Weighted Average FICO Score	611	500	793
Weighted Average Original LTV	84.68%	11.20%	100.00%

Weighted Average Original Term	389 months	120 months	480 months
Weighted Average Stated Remaining Term	387 months	119 months	480 months
Weighted Average Seasoning	1 month	0 months	14 months

Weighted Average Gross Margin	6.498%	5.000%	6.500%
Weighted Average Minimum Interest Rate	8.413%	6.500%	11.630%
Weighted Average Maximum Interest Rate	14.418%	12.050%	17.800%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.492%	1.000%	1.500%
Weighted Average Months to Roll	28 months	10 months	60 months

Maturity Date		May 1 2016	Jul 1 2046
Maximum Zip Code Concentration	0.94%	28409

ARM	72.20%	First Lien	100.00%
Fixed Rate	27.80%
		AIV	17.60%
2/28 6 Mo LIBOR	39.53%	Full Doc	63.71%
2/28 6 Mo LIBOR 40/30 Balloon	5.06%	Lite Doc	1.14%
2/28 6 Mo LIBOR IO	1.10%	SI	17.55%
2/38 6 Mo LIBOR	16.59%
3/27 6 Mo LIBOR	0.05%	Cash Out Refinance	74.69%
5/25 6 Mo LIBOR	1.70%	Purchase	15.31%

5/25 6 Mo LIBOR 40/30 Balloon	2.79%	Rate/Term Refinance	9.99%
5/25 6 Mo LIBOR IO	0.43%
5/35 6 Mo LIBOR	4.94%	Condominium	4.64%
Balloon 15 Year	0.17%	Duplex	3.42%
Fixed 40/30 Balloon	1.38%	Quadruplex	0.70%
Fixed Rate 10 Year	0.01%	Row Home	1.01%
Fixed Rate 15 Year	0.78%	Single Family	87.78%
Fixed Rate 20 Year	0.29%	Townhouse	1.16%
Fixed Rate 25 Year	0.02%	Triplex	1.29%
Fixed Rate 30 Year	20.57%
Fixed Rate 30 Year IO	0.48%	Investor Non-owner	6.50%
Fixed Rate 40 Year	4.09%	Primary	90.30%
		Second Home	3.19%
Interest Only	2.02%
Not Interest Only	97.98%	No Silent Second	95.97%
		Silent Second	4.03%
Prepay Penalty: N/A	40.04%
Prepay Penalty: 12 months	3.59%	Top 5 States:
Prepay Penalty: 24 months	37.17%	Pennsylvania	9.66%
Prepay Penalty: 30 months	0.39%	North Carolina	9.57%
Prepay Penalty: 36 months	18.81%	New Jersey	8.34%
		Florida	7.55%
		California	6.08%

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 16
Preliminary Marketing Materials	June 9, 2006

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	100	3,917,935.99	1.30%	9.709	351	75.54	597
50,000.01 - 100,000.00	463	36,004,208.43	11.95%	8.887	371	81.90	598
100,000.01 - 150,000.00	450	55,677,396.63	18.48%	8.471	378	84.65	602
150,000.01 - 200,000.00	274	47,071,532.78	15.62%	8.388	382	84.17	610
200,000.01 - 250,000.00	172	38,527,629.45	12.79%	8.233	390	83.64	611
250,000.01 - 300,000.00	114	31,423,555.28	10.43%	8.371	391	85.30	616
300,000.01 - 350,000.00	71	22,803,684.94	7.57%	8.232	410	86.42	620
350,000.01 - 400,000.00	43	16,152,592.03	5.36%	8.293	409	87.66	632
400,000.01 - 450,000.00	28	11,838,663.01	3.93%	8.046	396	87.16	611
450,000.01 - 500,000.00	27	12,802,474.71	4.25%	8.257	412	85.39	603
500,000.01 - 550,000.00	9	4,651,120.21	1.54%	8.428	359	88.96	623
550,000.01 - 600,000.00	10	5,748,591.92	1.91%	7.820	406	86.15	635
600,000.01 - 650,000.00	6	3,721,830.43	1.24%	7.540	378	84.43	655
650,000.01 - 700,000.00	6	4,088,648.27	1.36%	8.434	419	95.55	609
700,000.01 - 750,000.00	6	4,431,946.51	1.47%	8.271	399	81.58	639
750,000.01 - 800,000.00	1	764,445.76	0.25%	7.620	359	85.00	601
800,000.01 - 850,000.00	2	1,655,089.67	0.55%	8.669	358	82.60	582
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	18	5,213,673.35	1.73%	6.240	421	77.75	640
6.500 - 6.999	86	21,119,681.66	7.01%	6.780	395	75.59	635
7.000 - 7.499	126	24,863,498.69	8.25%	7.288	399	79.16	624
7.500 - 7.999	256	49,592,806.28	16.46%	7.799	396	82.75	618
8.000 - 8.499	302	53,689,012.09	17.82%	8.282	391	84.65	605
8.500 - 8.999	454	75,494,924.03	25.06%	8.770	384	88.16	604
9.000 - 9.499	247	38,314,192.46	12.72%	9.234	377	88.37	609
9.500 - 9.999	194	24,588,909.57	8.16%	9.725	374	86.91	600
10.000 -10.499	61	6,002,612.71	1.99%	10.208	362	86.99	586
10.500 -10.999	26	1,574,358.96	0.52%	10.698	339	77.52	574
11.000 -11.499	10	664,983.73	0.22%	11.301	344	83.01	609
11.500 -11.999	2	162,692.49	0.05%	11.616	357	94.12	562
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 17
Preliminary Marketing Materials	June 9, 2006

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-519	61	7,273,580.68	2.41%	8.697	365	73.57	511
520-539	157	23,238,568.07	7.71%	8.699	372	81.93	531
540-559	187	28,584,809.58	9.49%	8.721	384	81.50	550
560-579	212	30,038,626.74	9.97%	8.640	395	82.86	570
580-599	200	33,415,259.87	11.09%	8.310	387	82.09	590
600-619	234	42,855,004.56	14.22%	8.410	387	85.91	609
620-639	260	49,448,862.25	16.41%	8.247	389	87.74	629
640-659	199	36,819,397.87	12.22%	8.200	395	86.64	648
660-679	125	22,458,908.41	7.45%	8.346	385	88.35	669
680-699	62	10,710,433.60	3.55%	8.012	387	86.53	688
700+	85	16,437,894.39	5.46%	8.245	391	84.53	727
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Combined LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	56	4,939,615.07	1.64%	8.382	357	38.52	596
50.00- 59.99	52	6,993,495.34	2.32%	7.999	364	55.19	590
60.00- 69.99	94	17,995,630.18	5.97%	7.829	369	65.85	618
70.00- 79.99	237	41,591,648.36	13.80%	7.929	390	75.15	602
80.00	206	30,829,226.80	10.23%	8.290	387	80.00	612
80.01- 84.99	134	24,226,792.64	8.04%	8.098	390	82.74	607
85.00	118	17,385,733.27	5.77%	8.743	382	85.00	582
85.01- 89.99	139	23,864,451.02	7.92%	8.235	393	87.89	599
90.00	348	55,594,749.86	18.45%	8.779	389	90.00	599
90.00- 94.99	103	18,464,936.34	6.13%	8.272	393	92.66	609
95.00- 99.99	92	19,650,462.83	6.52%	8.679	390	96.19	638
100.00	203	39,744,604.31	13.19%	8.837	392	100.00	648
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	1	39,802.71	0.01%	9.820	119	30.65	527
180	26	2,860,856.35	0.95%	8.618	178	74.01	629
240	10	880,336.11	0.29%	8.388	239	83.02	611
300	1	71,401.32	0.02%	6.375	294	90.00	593
360	1,382	220,247,947.17	73.10%	8.495	359	84.21	608
480	362	77,181,002.36	25.62%	8.123	479	86.45	618
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 18
Preliminary Marketing Materials	June 9, 2006

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	1	39,802.71	0.01%	9.820	119	30.65	527
121-180	26	2,860,856.35	0.95%	8.618	178	74.01	629
181-240	10	880,336.11	0.29%	8.388	239	83.02	611
241-300	1	71,401.32	0.02%	6.375	294	90.00	593
301-360	1,382	220,247,947.17	73.10%	8.495	359	84.21	608
361+	362	77,181,002.36	25.62%	8.123	479	86.45	618
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,188	217,510,502.71	72.20%	8.410	395	85.66	607
Fixed Rate	594	83,770,843.31	27.80%	8.377	369	82.13	620
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 Mo LIBOR	763	119,095,653.38	39.53%	8.617	359	84.84	600
2/28 6 Mo LIBOR 40/30 Balloon	66	15,231,524.87	5.06%	8.463	359	87.84	613
2/28 6 Mo LIBOR IO	13	3,319,783.24	1.10%	7.578	358	88.08	629
2/38 6 Mo LIBOR	221	49,984,040.94	16.59%	8.326	479	87.22	617
3/27 6 Mo LIBOR	1	155,000.00	0.05%	7.350	360	77.50	570
5/25 6 Mo LIBOR	26	5,122,467.31	1.70%	8.335	359	82.19	596
5/25 6 Mo LIBOR 40/30 Balloon	28	8,416,221.22	2.79%	8.114	359	87.09	615
5/25 6 Mo LIBOR IO	6	1,308,285.04	0.43%	7.350	358	82.85	654
5/35 6 Mo LIBOR	64	14,877,526.71	4.94%	7.458	479	84.85	619
Balloon 15 Year	4	520,812.40	0.17%	9.407	176	65.25	630
Fixed 40/30 Balloon	23	4,171,834.62	1.38%	8.255	359	79.95	630
Fixed Rate 10 Year	1	39,802.71	0.01%	9.820	119	30.65	527
Fixed Rate 15 Year	22	2,340,043.95	0.78%	8.442	179	75.96	628
Fixed Rate 20 Year	10	880,336.11	0.29%	8.388	239	83.02	611
Fixed Rate 25 Year	1	71,401.32	0.02%	6.375	294	90.00	593
Fixed Rate 30 Year	450	61,974,752.49	20.57%	8.460	359	82.15	618
Fixed Rate 30 Year IO	6	1,452,425.00	0.48%	7.033	359	77.76	691
Fixed Rate 40 Year	77	12,319,434.71	4.09%	8.104	479	85.25	619
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 19
Preliminary Marketing Materials	June 9, 2006

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	25	6,080,493.28	2.02%	7.399	358	84.49	649
Not Interest Only	1,757	295,200,852.74	97.98%	8.421	388	84.68	610
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	1,757	295,200,852.74	97.98%	8.421	388	84.68	610
60	19	4,772,208.24	1.58%	7.412	358	84.94	648
84	6	1,308,285.04	0.43%	7.350	358	82.85	654
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	726	120,644,335.77	40.04%	8.616	383	85.24	612
Prepay Penalty: 12 months	38	10,821,007.72	3.59%	8.102	402	81.73	611
Prepay Penalty: 24 months	622	111,975,599.47	37.17%	8.319	397	85.99	605
Prepay Penalty: 30 months	6	1,182,395.67	0.39%	8.591	358	79.20	584
Prepay Penalty: 36 months	390	56,658,007.39	18.81%	8.156	375	81.55	621
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,782	301,281,346.02	100.00%	8.400	387	84.68	611
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
AIV	248	53,028,863.61	17.60%	8.506	389	88.33	619
Full Doc	1,245	191,947,790.21	63.71%	8.250	387	84.05	603
Lite Doc	21	3,428,658.53	1.14%	7.515	386	81.66	640
SI	268	52,876,033.67	17.55%	8.896	389	83.47	630
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 20
Preliminary Marketing Materials	June 9, 2006

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,301	225,033,265.27	74.69%	8.339	388	83.83	605
Purchase	261	46,140,917.66	15.31%	8.767	388	89.92	635
Rate/Term Refinance	220	30,107,163.09	9.99%	8.301	384	82.95	618
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	65	13,990,260.04	4.64%	8.511	391	86.11	629
Duplex	53	10,302,757.37	3.42%	8.399	391	83.13	630
Quadruplex	10	2,118,232.62	0.70%	8.384	392	79.87	631
Row Home	29	3,041,309.45	1.01%	8.922	359	82.96	607
Single Family	1,589	264,460,865.57	87.78%	8.380	388	84.81	609
Townhouse	20	3,489,056.29	1.16%	8.712	380	81.66	639
Triplex	16	3,878,864.68	1.29%	8.702	370	81.08	603
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor Non-owner	128	19,584,212.77	6.50%	9.075	378	80.99	645
Primary	1,609	272,071,774.61	90.30%	8.347	388	84.87	607
Second Home	45	9,625,358.64	3.19%	8.546	380	86.61	658
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	1,077	196,159,974.28	65.11%	8.258	389	86.37	640
B	204	31,693,878.07	10.52%	8.613	388	82.93	580
C	501	73,427,493.67	24.37%	8.689	382	80.92	545
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 21
Preliminary Marketing Materials	June 9, 2006

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	2	269,795.35	0.09%	9.121	359	85.84	550
Arizona	45	8,721,965.74	2.89%	7.529	389	80.70	611
California	56	18,332,648.33	6.08%	7.649	414	81.57	626
Colorado	5	634,817.81	0.21%	9.223	359	67.52	540
Connecticut	18	3,837,200.53	1.27%	8.367	411	87.36	605
Delaware	20	3,933,807.13	1.31%	8.038	383	86.03	612
Florida	123	22,743,701.04	7.55%	8.278	388	83.22	601
Georgia	84	14,960,610.10	4.97%	8.589	374	88.28	616
Idaho	5	672,667.55	0.22%	8.355	375	82.90	608
Illinois	41	7,766,885.80	2.58%	8.197	375	85.88	611
Indiana	57	5,736,543.33	1.90%	8.485	378	85.68	602
Iowa	38	3,228,071.14	1.07%	8.976	357	83.56	580
Kansas	38	3,692,359.78	1.23%	8.427	376	91.04	620
Kentucky	12	945,030.77	0.31%	9.290	359	83.62	612
Maine	3	439,212.01	0.15%	9.049	404	90.28	624
Maryland	70	17,879,067.71	5.93%	8.100	389	82.90	620
Massachusetts	20	5,193,438.09	1.72%	8.118	417	81.93	621
Michigan	61	7,641,261.85	2.54%	8.889	404	89.14	614
Minnesota	25	3,815,186.51	1.27%	8.383	370	80.08	626
Missouri	52	6,298,110.66	2.09%	8.485	400	88.09	609
Montana	3	468,218.22	0.16%	7.929	359	72.03	597
Nebraska	46	4,149,718.50	1.38%	8.831	364	86.54	586
Nevada	5	1,071,935.01	0.36%	7.342	383	76.33	606
New Hampshire	12	1,980,861.16	0.66%	8.602	406	79.87	632
New Jersey	100	25,131,768.21	8.34%	8.527	392	83.60	625
New Mexico	13	2,329,543.91	0.77%	8.161	379	81.86	612
New York	31	9,792,480.78	3.25%	8.097	401	82.02	604
North Carolina	175	28,831,901.38	9.57%	8.763	380	87.49	604
North Dakota	3	509,531.34	0.17%	8.458	411	88.48	584
Ohio	86	11,286,695.01	3.75%	8.678	397	86.96	609
Oklahoma	5	507,904.97	0.17%	9.448	359	90.01	577
Oregon	4	632,464.58	0.21%	7.733	411	85.80	589
Pennsylvania	224	29,099,501.97	9.66%	8.589	372	84.19	610
Rhode Island	16	3,930,218.37	1.30%	8.228	400	79.50	597
South Carolina	59	8,432,791.51	2.80%	8.318	379	87.12	600
South Dakota	33	3,717,862.00	1.23%	8.687	358	86.14	591
Tennessee	35	4,444,600.18	1.48%	8.431	385	88.26	600
Texas	10	2,060,561.24	0.68%	8.737	363	93.44	647
Utah	2	467,356.06	0.16%	7.541	479	86.75	709
Vermont	2	321,167.79	0.11%	8.271	358	73.71	613
Virginia	64	14,111,821.01	4.68%	8.420	397	82.13	603
Washington	6	1,253,072.21	0.42%	8.228	381	86.17	647
Wisconsin	71	9,649,913.22	3.20%	8.738	394	86.35	611
Wyoming	2	357,076.16	0.12%	7.701	359	78.98	672
Total	1,782	301,281,346.02	100.00%	8.400	387	84.68	611

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 22
Preliminary Marketing Materials	June 9, 2006

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	1	140,830.31	0.06%	8.550	358	100.00	618
6.000 - 6.499	1	303,733.23	0.14%	7.950	354	100.00	670
6.500 - 6.999	1,186	217,065,939.17	99.80%	8.410	395	85.63	607
Total	1,188	217,510,502.71	100.00%	8.410	395	85.66	607

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.500 - 6.999	57	16,003,500.59	7.36%	6.690	417	77.34	624
7.000 - 7.499	84	17,922,632.07	8.24%	7.302	412	80.48	619
7.500 - 7.999	182	36,938,687.94	16.98%	7.805	404	83.52	608
8.000 - 8.499	210	40,279,606.73	18.52%	8.296	392	85.43	604
8.500 - 8.999	320	58,071,675.71	26.70%	8.773	392	88.96	603
9.000 - 9.499	169	27,827,610.26	12.79%	9.234	382	89.33	614
9.500 - 9.999	121	15,644,380.95	7.19%	9.731	379	86.64	597
10.000 -10.499	29	3,522,349.67	1.62%	10.179	360	86.55	577
10.500 -10.999	11	756,105.98	0.35%	10.647	358	82.86	576
11.000 -11.499	4	410,042.03	0.19%	11.364	358	90.64	625
11.500 -11.999	1	133,910.78	0.06%	11.630	357	95.00	556
Total	1,188	217,510,502.71	100.00%	8.410	395	85.66	607

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
12.000 -12.499	12	3,557,842.86	1.64%	6.293	444	78.18	630
12.500 -12.999	44	12,168,657.73	5.59%	6.802	410	77.40	623
13.000 -13.499	84	17,922,632.07	8.24%	7.302	412	80.48	619
13.500 -13.999	179	36,215,329.96	16.65%	7.804	404	83.42	608
14.000 -14.499	207	39,728,842.79	18.27%	8.295	392	85.33	604
14.500 -14.999	326	59,458,997.63	27.34%	8.750	391	88.87	603
15.000 -15.499	171	28,114,652.49	12.93%	9.232	382	89.34	613
15.500 -15.999	119	15,399,666.82	7.08%	9.730	380	86.63	597
16.000 -16.499	29	3,522,349.67	1.62%	10.179	360	86.55	577
16.500 -16.999	11	756,105.98	0.35%	10.647	358	82.86	576
17.000 -17.499	4	410,042.03	0.19%	11.364	358	90.64	625
17.500 -17.999	2	255,382.68	0.12%	10.760	358	90.24	557
Total	1,188	217,510,502.71	100.00%	8.410	395	85.66	607

Popular ABS Mortgage Pass-Through Trust, Series 2006-C	Page 23
Preliminary Marketing Materials	June 9, 2006

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	1,188	217,510,502.71	100.00%	8.410	395	85.66	607
Total	1,188	217,510,502.71	100.00%	8.410	395	85.66	607

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	18	3,380,747.11	1.55%	9.160	358	85.96	586
1.500	1,170	214,129,755.60	98.45%	8.398	395	85.65	608
Total	1,188	217,510,502.71	100.00%	8.410	395	85.66	607